Exhibit 99.1

RealPage Closes Acquisition of Buildium

RICHARDSON, Texas (December 18, 2019) - RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced that it has closed its acquisition of Buildium (www.Buildium.com), a leading SaaS real estate property management solution provider with approximately 2 million units under management in the SMB market segment.

Steve Winn, CEO and Chairman of RealPage
“The SMB market segment represents a tremendous growth opportunity for RealPage. This is an area where technology is underutilized, and currently served by myriad point products. Buildium in concert with RealPage enables us to reach deeper into that 50 million-unit market, with a best-in-class platform backed by data science.”

Chris Litster, CEO, Buildium
"Our team is thrilled to immediately hit the ground running, with particular emphasis on quickly integrating RealPage capabilities into the Buildium platform and rapidly expanding the value that we offer to our customers. We are also excited to execute on our shared vision of investing in Buildium’s operations and leveraging Boston-area talent to help us scale an enhanced SMB platform across the real estate industry."

About RealPage, Inc.
RealPage provides a technology platform that enables real estate owners and managers to change how people experience and use rental space. Clients use the platform to gain transparency in asset performance, leverage data insights and monetize space to create incremental yields. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 18 million units worldwide from offices in North America, Europe and Asia. For more information about RealPage, please visit https://www.RealPage.com/.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements relating to the growth opportunity to RealPage in the SMB market segment, the ability of Buildium in concert with RealPage to reach deeper into that market, the ability to quickly integrate RealPage capabilities into the Buildium platform and rapidly expand the value offered to customers, and the integration of new talent to help .scale an enhanced SMB platform across the real estate industry. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies including the transaction with Buildium; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on February 27, 2019 (as amended on November 5, 2019) and Form 10-Q filed on November 8, 2019. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Contact:
Investor Relations
Rhett Butler
972-820-3773
rhett.butler@realpage.com